Exhibit 99

Contact:	John Leness
General Counsel
253-850-3500

FLOW INTERNATIONAL ANNOUNCES MANAGEMENT CHANGE

KENT, Wash., August 8, 2005 – Flow International Corporation (Nasdaq: FLOW), the world’s leading supplier of ultrahigh-pressure waterjet products, announced today that Stephen D. Reichenbach, its Chief Financial Officer, has resigned, effective today, to take a position with a privately held company.

“We thank Steve for his many contributions to our success,” commented Stephen R. Light, FLOW’s President and Chief Executive Officer. “Steve has been with Flow for more than 13 years and has most recently played a very significant role in our Company’s turnaround. I have found his counsel and support invaluable during the past several years.”

The company has retained Spencer Stuart, an international executive search firm, to assist in its search for a new CFO.

About Flow International

Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet technology for cutting, cleaning, and food safety applications, providing state-of-the-art ultrahigh-pressure (UHP) technology to industries including automotive, aerospace, job shop, surface preparation, food and more. For more information, visit www.flowcorp.com.